EXHIBIT 10.4
                                                                    ------------

                              AITKEN LAW FIRM, P.C.
                          220 EMERSON PLACE, SUITE 101
                              DAVENPORT, IOWA 52801

John R. Aitken
Jennifer Olsen, Associate

Telephone                                                         Fax
(563) 326-1389                                                    (563) 323-0975

                                 January 3, 2005


Warren F. Kruger
Greystone Manufacturing LLC
1513 East 15th Street
Tulsa, Oklahoma

and

Mr. William W. Pritchard
Attorney at Law
320 S. Boston Avenue
Suite 400
Tulsa, OK 74102-3708


Dear Gentlemen:

         I am writing you on behalf of Greystone Plastics, Inc. Based upon my letter of December 23, 2004, we have received a letter from Mr. William W. Pritchard and a Memorandum from Warren Kruger. Following my letter, it is my understanding that Bill Hamilton and Joanne Hamilton met with Warren Kruger at the plant in Bettendorf over the weekend. Unfortunately, there was a lot of finger pointing and nothing was accomplished.

         Before I address the monetary issues, I would like to make one point. I have known Joanne Hamilton for more than twenty five (25) years, and I have known Bill Hamilton for more than ten (10) years. In all of the dealings I have had with Joanne and Bill, I have never had either of them intentionally misled another party. They are two of the most honest people I know and have always lived up to their word. There have been times where Bill has gotten himself in a bind because an agreement was oral and concluded with a hand shake. Bill has had to learn that not all people are as honest as him and that he needs to better protect himself. Therefore, I question the allegations of misrepresentations and misappropriation of company assets.

         Regarding the monetary situation, Bill intends to exercise his rights under the Security Agreement which defines "default" as any default in the timely payment of performance by Buyer of any of Borrower's Obligations. Under No. 9 of the Security Agreement, it provides that in the event of Default, Greystone Plastics, Inc. "may exercise, in addition to all other right and remedies granted to it in this Agreement, all rights and remedies of a secured party under the Code or any other applicable law". One of those rights is to take possession of the collateral in accordance with the Security Agreement and
Article IX of the UCC. Since there is no question that Greystone Manufacturing LLC has defaulted by not making timely payments, we have that Greystone Plastics, Inc. has every right to take possession of the collateral.

         Therefore, Greystone Manufacturing LL must pay in full both the Senior Secured Promissory Note and the Wraparound Promissory Note on or before March 8, 2005. The principal balance of the Senior Secured Promissory Note is $3,991,461.22. Interest on said amount from September 8, 2004 to December 31, 2004 totals $94,109.58. (9/8/04 - 10/8/04) - $25,171.23; (10/8/04 - 11/8/04) -
$25,479.45; (11/8/04 - 12/8/04) - 24,143.83 and (12/8/04 - 12/31/04) -
$19,315.07. The principal balance of the Wraparound Promissory Note (U.S. Bancorp) is $584,587.87 with interest of $1,537.55. Therefore, the amount owed on or before March 8, 2005 will be the aforesaid principal balances plus accrued interest to the date of payment.

         Greystone Plastic, Inc. is willing to work with you on the purchase of the building. The current principal balance is $2,319,443.00 with accrued interest from 9/8/04 - 12/31/04 of $55,068.45.

         In the event you accept this offer and default on March 8, 2005, Greystone Plastics, Inc. will exercise all rights mentioned above with no litigation from either party.

         This letter contains Greystone Plastic, Inc.'s final offer, and we are asking for a written decision either accepting or rejecting it by January 4, 2005. If this offer is rejected, then Greystone Plastic, Inc. will proceed as the sole owner of all collateral and production.

                                     Very truly yours,

                                     AITKEN LAW FIRM, P.C.

                                     By:      /s/ John R. Aitken
                                         ------------------------------------
                                                 John R. Aitken


ACCEPTED BY:

        /s/ Warren F. Kruger
-----------------------------------
          Warren F. Kruger